                                                                   Exhibit 2.4

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION


Pursuant to the provisions of Section 53-13-4, NMSA 1978, the undersigned corporation adopts the following Articles of Amendment to its Articles of
Incorporation:

ARTICLE ONE: The Corporate name and NMSCC# of the Corporation are:

                   COBB RESOURCES CORPORATION
                   NMSCC#   0635730

ARTICLE TWO: The following amendment to the Articles of Incorporation was adopted by the Board of Directors of the corporation on April 24, 2000 in the manner prescribed by the New Mexico Business Corporation Act:

          (1) Article One hereby is repealed and a new Article One is adopted as follows:

          The name of the Corporation is Family Room Entertainment Corporation.

ARTICLE THREE: "NO SHARES ISSUE". The number of shares of the corporation outstanding at the time such Amendment was adopted was 13,060,000, and the number of shares entitled to vote thereon was 13,060,000.

ARTICLE FOUR: "Inapplicable". The corporation has only one class of stock outstanding, it being $0.10 par value common stock.


ARTICLE FIVE: "NO SHARES ISSUE". The number of shares voting for such amendment was 12,410,189 and the number of shares voting against such amendment was 1,008.

ARTICLE SIX: "NO SHARES ISSUE". The number of shares of each class entitled to vote thereon as a class voted for or against such amendment, respectively, was:

         CLASS                     NUMBER OF SHARES
         -----                     ----------------

         Common                    For               Against
                                   ----              -------
                                   12,410,189        1,008


ARTICLE SEVEN: "Inapplicable". The Amendments do not provide for an exchange, reclassification or cancellation of issued shares.


Dated: April 24, 2000


                                        COBB RESOURCES CORPORATION
                                        a New Mexico Corporation


                                        By /s/ George Furla
                                           ---------------------------------
                                           George Furla, President


                                        By /s/ Randall Emmett
                                           ---------------------------------
                                             Randall Emmett, Chief Operating
                                             Officer, Assistant  Secretary


Under penalty of perjury, the undersigned declares that the foregoing document executed by the corporation and that the statements contained therein are true and correct to the best of my knowledge.


                                        Attest:

                                        /s/ George Furla
                                        ------------------------------
                                        George Furla